Calculation of Filing Fee Tables
S-3
Star Equity Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.001 per share	457(o)
		Equity	Preferred Stock, par value $0.001 per share	457(o)
		Debt	Debt Securities	457(o)
		Equity	Depositary Shares	457(o)
		Other	Warrants	457(o)
		Other	Subscription Rights	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 25,000,000.00	0.0001381	$ 3,452.50
Fees to be Paid	2	Equity	Common Stock, par value $0.001 per share	457(a)	1,014,056	$ 9.28	$ 9,410,439.68	0.0001381	$ 1,299.58
Fees to be Paid	3	Equity	Preferred Stock, par value $0.001 per share	457(a)	787,217	$ 10.02	$ 7,887,914.34	0.0001381	$ 1,089.32
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 42,298,354.02		$ 5,841.40
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 5,841.40
Offering Note
[1]	(1) There are being registered hereunder such indeterminate number of shares of common stock, par value $0.001 ("Common Stock") such indeterminate number of shares of Series A Cumulative Perpetual Preferred Stock, par value $0.001 ("Preferred Stock"), such indeterminate principal of debt securities and such indeterminate number of warrants to purchase Capitalize Common Stock, Capitalize Preferred Stock or debt securities as shall have an aggregate initial offering price not to exceed $25,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $25,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of shares of Capitalize Common Stock, Capitalize Preferred Stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of Capitalize Common Stock and Preferred Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) Pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act, the proposed maximum aggregate offering price per class of security is omitted, the security type "Unallocated (Universal) Shelf" is included and the maximum aggregate offering price for all of the classes of securities is provided on a combined basis. (3) Calculated pursuant to Rule 457(o) under the Securities Act based on the maximum aggregate offering price.

[2]	(4) Consists of 1,014,056 shares of Capitalize Common Stock registered for sale by the selling stockholder named in the registration statement of which this exhibit forms a part. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder also include such indeterminate number of securities as may be issued from time to time with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. (5) Estimated solely for the purpose of calculating the registration fee with regard to the shares being offered in the resale prospectus, based, in accordance with Rule 457(c) under the Securities Act of 1933, as amended, on the average of the high and low prices of Capitalize Common Stock as reported on The Nasdaq Global Market on March 18, 2026.

[3]	(6) Consists of 787,217 shares of Capitalize Preferred Stock registered for sale by the selling stockholder named in the registration statement of which this exhibit forms a part. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder also include such indeterminate number of securities as may be issued from time to time with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. (7) Estimated solely for the purpose of calculating the registration fee with regard to the shares being offered in the resale prospectus, based, in accordance with Rule 457(c) under the Securities Act of 1933, as amended, on the average of the high and low prices of Capitalize Preferred Stock as reported on The Nasdaq Global Market on March 18, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date